                                                                    Exhibit 99.1


                 CAMBRIDGE HEART REPORTS 53% INCREASE IN REVENUE


               REVENUE OF U.S. CORE BUSINESS UP 69% OVER LAST YEAR


BEDFORD, MASS., OCTOBER 27, 2003 -- Cambridge Heart, Inc. (OTCBB-CAMH) today reported record revenue of $1,953,817 for the quarter ended September 30, 2003. This represents an increase of 53% over revenues of $1,273,582 for the same period in 2002. Net loss attributable to common shareholders for the quarter was $643,786, or $0.03 per share, compared to a loss of $1,251,022, or $0.06 per share for the same quarter last year.

The Company reported revenue for the nine-month period ended September 30, 2003 of $4,684,628, an increase of 45% over the same period of 2002. Net loss attributable to common shareholders for the nine-month period ended September 30, 2003 was $4,453,683 or $0.23 per share compared to $4,512,887 or $0.23 per share for the same period of 2002. The reported net loss attributable to common shareholders includes a non-cash financing charge associated with the Company's Series A Convertible Preferred stock financing, completed in May 2003, of $1,533,280, or $0.08 per share. The Company would have reported a net loss of $2,920,403 for the nine month period ended September 30, 2003, which would have resulted in a loss of $0.15 per share before the financing charge. Revenue from the sale of the Company's Microvolt T-Wave Alternans (MTWA) products in the U.S. increased 69% for the quarter ended September 30, 2003 when compared to the same period of 2002 and 26% compared to the second quarter of 2003. For the nine-month period ended September 30, 2003, revenue from the sale of MTWA products in the U.S. has increased 58% over the same period of 2002.

 "We are pleased to report another record revenue quarter. Led by our best quarterly sales performance in our core Alternans business, the Company delivered strong quarter on quarter and year on year revenue growth," stated David Chazanovitz, President and CEO of Cambridge Heart, Inc. "Revenue from our U.S. Alternans products now represents approximately three quarters of our total revenue." Mr. Chazanovitz also stated, "In addition to our strong sales results, a Prinicpal Investigators meeting for the Master Study was held in September. Study centers are now coming on line and starting to enroll patients in this very important trial."

The Company will be holding a conference call at 10:00 a.m. eastern time tomorrow, October 28, 2003 to discuss the accomplishments and financial results of the quarter just ended. The conference call phone in number is 800-992-7413 (outside the U.S. 801-303-7424). Interested parties may listen to a recording of the conference call at any time during the 48 hours immediately following the call by dialing 800-839-0860 (outside the U.S. 402-220-1490) and enter the code 1365. This playback will begin approximately two hours after the call ends. The conference call will also be available by webcast on the Company's web site at www.cambridgeheart.com.


ABOUT THE CAMBRIDGE HEART MICROVOLT T-WAVE ALTERNANS TEST

The Cambridge Heart Microvolt T-Wave Alternans Test measures extremely subtle beat-to-beat fluctuations in a person's heartbeat called T-wave alternans. These tiny heartbeat variations - measured at one millionth of a volt - are detected in any clinical setting where titration of the heart rate is possible. The preparation for the test consists of placing proprietary sensors on a patient's chest. Extensive clinical research has shown that patients with symptoms of or at risk of life threatening arrhythmias who test positive for T-wave alternans are at significant risk for subsequent sudden cardiac events including sudden death, while those who test negative are at minimal risk.


ABOUT CAMBRIDGE HEART

Cambridge Heart is engaged in the research, development and commercialization of products for the non-invasive diagnosis of cardiac disease. Using innovative technologies, the company is addressing such key problems in cardiac diagnosis as the identification of those at risk of sudden cardiac arrest. The Company's products incorporate its proprietary technology, Microvolt T-Wave Alternans, and are the only diagnostic tools cleared by the U.S. Food and Drug Administration to non-invasively measure microvolt levels of T-wave alternans. The Company, founded in 1990, is based in Bedford, Massachusetts and is traded on the OTCBB under the symbol CAMH. Cambridge Heart can be found on the World Wide Web at www.cambridgeheart.com

STATEMENTS CONTAINED IN THIS PRESS RELEASE ABOUT OBTAINING THIRD-PARTY REIMBURSEMENT FOR USE OF OUR PRODUCTS, ANTICIPATED REVENUE GROWTH, AND ALL OTHER STATEMENTS THAT ARE NOT PURELY HISTORICAL, ARE FORWARD-LOOKING STATEMENTS FOR PURPOSES OF THE SAFE HARBOR PROVISIONS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. IN SOME CASES, WE USE WORDS SUCH AS "BELIEVES", "EXPECTS", "ANTICIPATES", "PLANS", "ESTIMATES" AND SIMILAR EXPRESSIONS THAT CONVEY UNCERTAINTY OF FUTURE EVENTS OR OUTCOMES TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE INDICATED BY THESE FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE FAILURE TO OBTAIN FUNDING NECESSARY TO DEVELOP OR ENHANCE OUR TECHNOLOGY, ADVERSE RESULTS IN FUTURE CLINICAL STUDIES OF OUR TECHNOLOGY, FAILURE TO OBTAIN OR MAINTAIN PATENT PROTECTION FOR OUR TECHNOLOGY, FAILURE TO OBTAIN OR MAINTAIN ADEQUATE LEVELS OF THIRD-PARTY REIMBURSEMENT FOR USE OF OUR PRODUCTS AND OTHER FACTORS IDENTIFIED IN OUR MOST RECENT QUARTERLY REPORT ON FORM 10-Q UNDER "FACTORS WHICH MAY AFFECT FUTURE RESULTS", WHICH IS ON FILE WITH THE SEC. IN ADDITION, ANY FORWARD-LOOKING STATEMENTS REPRESENT OUR ESTIMATES ONLY AS OF TODAY AND SHOULD NOT BE RELIED UPON AS REPRESENTING OUR ESTIMATES AS OF ANY SUBSEQUENT DATE. WHILE WE MAY ELECT TO UPDATE FORWARD-LOOKING STATEMENTS AT SOME POINT IN THE FUTURE, WE SPECIFICALLY DISCLAIM ANY OBLIGATION TO DO SO, EVEN IF OUR ESTIMATES CHANGE.


                         -Financial information follows-

                              CAMBRIDGE HEART, INC.
                              FINANCIAL HIGHLIGHTS
                                   (UNAUDITED)

STATEMENT OF OPERATIONS                                     Three months ended September 30,        Nine months ended September 30,
                                                                2003                  2002                2003              2002
                                                      ------------------      ------------------   ----------------  ---------------

Revenues                                              $       1,953,817       $       1,273,582    $    4,684,628    $    3,233,041

Cost of goods sold                                              879,877                 787,743         2,320,917         2,247,498
                                                      ------------------      ------------------   ----------------  ---------------
                                                              1,073,940                 485,839         2,363,711           985,543

Costs and expenses
         Research and development                               231,917                 296,235           783,238         1,084,182
         Selling, general and administrative                  1,488,587               1,459,270         4,504,321         4,491,850
                                                      ------------------      ------------------   ---------------   ---------------

                       Loss from operations                    (646,564)             (1,269,666)       (2,923,848)       (4,590,489)

Interest income (expense)                                         2,778                  18,644             3,445            77,602
                                                      ------------------      ------------------   ---------------   ---------------

Net Loss                                              $        (643,786)      $      (1,251,022)   $   (2,920,403)   $   (4,512,887)
Beneficial Conversion Feature                                                            --            (1,533,280)         --
                                                      ------------------      ------------------   ---------------   ---------------
Net Loss attributable to common shareholders          $        (643,786)      $      (1,251,022)   $   (4,453,683)   $   (4,512,887)
                                                      ==================      ==================   ===============   ===============

Net loss per common share - basic and diluted         $           (0.03)      $           (0.06)   $        (0.23)   $        (0.23)
                                                      ==================      ======================================================

Weighted average shares outstanding - basic
         and diluted                                         19,762,097              19,470,357        19,644,158        19,432,107
                                                      ==================      ==================   ===============   ===============


BALANCE SHEET                                            September 30,             December 31,
                                                             2003                      2002
                                                      ------------------      ------------------
Assets
------
         Cash & Marketable Securities                 $       3,924,626       $       3,093,412
         Accounts receivable, net                             1,741,740               1,163,752
         Inventory                                              505,862                 667,889
         Other prepaid assets                                   193,816                 253,934
                                                      ------------------      ------------------
                       Total current assets                   6,366,044               5,178,987

         Fixed assets, net                                      282,225                 461,344
         Other assets                                           324,107                 548,379
                                                      ------------------      ------------------
                                                      $       6,972,376       $       6,188,710
                                                      ==================      ==================

Liabilities and stockholders' equity
------------------------------------
         Accounts payable and accrued expenses        $       1,180,703       $       1,223,689
         Debt, current portion                                   95,013                 803,029
                                                      ------------------      ------------------
                       Total current liabilities              1,275,716               2,026,718
         Debt, long-term portion                                      0                   5,584
                                                      ------------------      ------------------
                       Total liabilities              $       1,275,716       $       2,032,302
                                                      ------------------      ------------------

Series A Redeemable Convertible Preferred                     2,619,631                       0
Warrants to acquire Series A Redeemable Convertible
         Preferred Stock                                      1,434,865                       0
                                                      ------------------      ------------------
                                                      $       4,054,496       $               0
                                                      ------------------      ------------------

Stockholders' equity
         Common stock                                 $          20,984       $          19,503
         Additional paid-in-capital                          53,686,060              53,161,199
         Accumulated deficit                                (51,944,698)            (49,024,294)
         Deferred compensation                                 (120,232)                      0
                                                      ------------------      ------------------
                       Total stockholders' equity             1,642,114               4,156,408
                                                      ------------------      ------------------
                                                      $       6,972,326       $       6,188,710
                                                      ==================      ==================


The Company intends to file its quarterly report on Form 10-Q with the Securities and Exchange Commission shortly. Interested parties are encouraged to review this report.


                                      ###